NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 2, 2015, as of October 12, 2015

SALEEN AUTOMOTIVE, INC.
12.0% SENIOR SECURED CONVERTIBLE NOTE

THIS NOTE is a duly authorized and validly issued Senior Secured Convertible Note of Saleen Automotive Inc., a Nevada corporation (the “Company”), having its principal place of business at 2735 Wardlow Road, Corona, CA 92882, designated as a 12.0% Senior Secured Convertible Note (this “Note”).

FOR VALUE RECEIVED, and in consideration of such advances (hereinafter “Advance” or “Advances”) in an aggregate principal amount at any one time outstanding not to exceed $2,000,000 (the “Maximum Amount”), as SM Funding Group, Inc. or its permitted assigns (the “Holder”) from time to time may make hereunder, to or for the benefit of the Company, the Company promises to pay to the Holder, the aggregate unpaid principal amount of Advances funded by the Holder to the Company under this Note, on October 12, 2016 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Company may request Advances (which advances, in the aggregate, shall not exceed the Maximum Amount) by delivering to the Holder a notice specifying the amount of the Advance and the requested Advance date. No later than one Business Day following receipt of such notice, the Holder shall fund the requested Advance to the Company, provided, however, that in the event (i) such Advance would cause the aggregate principal amount outstanding hereunder to exceed $1,000,000, or (ii) an Event of Default has occurred that is then continuing, the Holder may, in its sole discretion, determine not to fund such Advance to the Company. The parties shall maintain records evidencing indebtedness of the Company to the Holder resulting from each Advance, including the amounts of principal and interest payable and paid to the Holder from time to time under this Note. As of December 2, 2015, the Holder has provided aggregate Advances of $600,000 to the Company.

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The Company’s and its Subsidiaries’ obligations under this Note and the other Transaction Documents are (i) secured by the Collateral (as defined in the Security Agreement) pursuant to the terms of the Security Documents and the obligations under this Note are guaranteed by the Subsidiaries pursuant to the Subsidiary Guarantee, and (ii) subject to the terms of that certain Subordination Agreement, dated October 21, 2015, among W-Net Fund I, L.P., other holders of Saleen Automotive, Inc.’s secured debt, the Company and SM Funding Group, Inc.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Event of Default” shall have the meaning set forth in Section 5(a).

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“Los Angeles Courts” shall have the meaning set forth in Section 6(d).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by this Note, (b) the indebtedness existing on the Closing Date, (c) lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) loans previously provided to Saleen Automotive, Inc., SMS Signature Cars and/or Steve Saleen by the Small Business Administration and (e) indebtedness that is expressly subordinate to this Note pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole and absolute discretion.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens existing on the Closing Date, (b) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (c) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (d) Liens incurred in connection with Permitted Indebtedness.

“Preferred Shares” means the shares of preferred stock of the Company to be issued in the Qualified Offering.

“Purchase Agreement” means the Securities Purchase Agreement, of even date herewith, among the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Offering” means a private offering by the Company of its preferred stock resulting in gross proceeds to the Company of at least $8,000,000 (including amounts of principal and interest converted under this Note), that results in a capitalization of the Company consistent with the table set forth in Section 3e) below.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

Section 2. Interest; No Prepayment.

a) Interest Rate. Interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to 12.0%.

b) Payment of Interest. On the Maturity Date, the Company shall pay to the Holder any accrued but unpaid and unconverted interest hereunder on the aggregate unconverted and then outstanding principal amount of this Note. The amount of interest that has accrued on the principal hereof as of any date may be added to and included with the principal amount being so converted on any date on which a conversion is effected under Section 3 below.

c) Interest Calculations. Interest shall be calculated on the basis of a three hundred sixty (360)-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note.

d) Prepayment. This Note may be prepaid by the Company at any time after 180 days following the Original Issuance Date on seven (7) day’s prior written to the Holder.

Section 3. Conversion; Qualified Offering.

a) Optional Conversion. In the event that the Company consummates a Qualified Offering, then the outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, shall, at the option of the Holder, be converted into the Preferred Shares at a conversion price equal to the purchase price paid by the investors purchasing such Preferred Shares, consistent with capitalization of the Company set forth in the table in Section 3 e) below. The Company shall, as soon as practicable following the consummation of a Qualified Offering, deliver to the Holder notice thereof.

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b) Notice of Conversion. Before the Holder shall be entitled to convert this Note into Preferred Shares pursuant to this Section 3, the Holder shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the Preferred Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder or to the nominee or nominees of the Holder, a certificate or certificates for the Preferred Shares to which the Holder shall be entitled. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert is made; provided, however, that in the event the entire principal and interest under this Note is to be converted into Preferred Shares, the Company shall not be obligated to issue certificates evidencing the Preferred Shares issuable upon such conversion unless this Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note. All Preferred Shares which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

c) Mandatory Conversion. At any time after 180 days following the Original Issuance Date, provided that a Qualified Offering has occurred, the Company may require the Holder to convert the outstanding principal and interest of this Note (or any portion thereof) into Preferred Shares upon the same terms set forth in Section 3 a) above upon written notice thereof to the Holder (the “Conversion Notice”). Upon issuance of such Conversion Notice, the principal and interest outstanding under this Note (or portion thereof specified in the Conversion Notice) shall be converted automatically without any further action by the Holder into Preferred Shares, and whether or not this Note is surrendered to the Company or its transfer agent, and the Company shall cause there to be issued and delivered to the Holder promptly at such office and in its name a certificate or certificates for the number of Preferred Shares to which the Holder is entitled to pursuant to the Conversion Notice; provided, however, that in the event the entire principal and interest under this Note is so converted into Preferred Shares pursuant to the Conversion Notice, the Company shall not be obligated to issue certificates evidencing the Preferred Shares issuable upon such conversion unless this Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

d) Additional Issuance to Holder. In addition to the Holder’s conversion rights, for each $1,000,000 in principal of Advances funded to the Company under this Note, the Company shall issue to the Holder (or its designees) $200,000 of Preferred Shares upon the closing of the Qualified Offering, computed at the price paid by investors in the Qualified Offering, provided that the issuance of Preferred Shares under this paragraph shall not increase the aggregate percentages of beneficial ownership allocated the Holders and investors in the Qualified Offering under subsection e) below. In the event that aggregate Advances under this Note exceed $1,000,000 but are less than the Maximum Amount, the number of Preferred Shares to be issued under this paragraph shall be proportionately adjusted.

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e) Qualified Offering. Upon consummation of a Qualified Offering that results of gross proceeds to the Company (including principal and interest convertible under this Note) of $10,000,000 (the “Target Amount”), assuming the conversion of the Preferred Shares into Common Stock of the Company, the beneficial ownership of the Company shall be as set forth below:

Name/Group	Percentage
(i) The Holder and investors in the Qualified Offering (other than the note holders referred to below) (the “SM Funding Group”)	60.9	%*
(ii) Holders of the Company’s currently outstanding convertible promissory notes set forth on Schedule I which shall be exchanged for Preferred Shares	26.1%
(iii) Steven Saleen	10	%**
(iv) All others as a group	3%

* Includes the additional Preferred Shares issuable under paragraph d) above.

** Excludes a warrant or option to purchase 5% of the outstanding Common Stock, that may be issued to Steven Saleen following the closing of a Qualified Offering.

In the event the Qualified Offering is completed for less than the Target Amount, the percentage ownership of the Persons referred to in (i) of the above table shall be proportionately reduced, and the percentages for all of the other persons set forth above shall be proportionately increased.

Section 4. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on any Closing Date) to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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c) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than repurchases of Common Stock or Common Stock Equivalents of departing employees of the Company, provided that such repurchases shall not exceed an aggregate of $150,000 for all employees during the term of this Note;

d) pay cash dividends or distributions on Common Stock of the Company;

e) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

f) enter into any agreement with respect to any of the foregoing.

Section 5. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), provided that an event specified in item i, ii, iii, or vii below will not become an Event of Default unless and until it is not cured, if possible to cure, within the earlier to occur of (i) five (5) Business Days after notice of such failure sent by the Holder or by any other Holder and (ii) ten (10) Business Days after the Company has become or should have become aware of such failure:

i. any default in the payment of (A) the principal amount of this Note or (B) interest, and other amounts owing to the Holder of this Note, as and when the same shall become due and payable;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note;

iii. a default or event of default shall occur under any of the Transaction Documents (subject to any grace or cure period provided in the applicable Transaction Document);

iv. any representation or warranty made in the Transaction Documents shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

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vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (A) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, (B) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and (C) is not listed on Schedule 5 to this Note;

vii. if at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or has failed to file all reports required to be filed thereunder during the then preceding twelve (12) months;

viii. if any of the Security Documents or Subsidiary Guaranties ceases to be in full force and effect (including failure to create, to the extent reasonably feasible, a valid and perfected first priority lien (subject to the Permitted Liens) on and security interest in all the Collateral (as defined in the Security Agreement) and Intellectual Property Rights of the Company and its Subsidiaries) at any time for any reason;

ix. if Steve Saleen ceases to serve full time as the President and Chief Executive Officer of the Company and perform the duties consistent with such positions for similarly situated companies, provided that if such cessation is due to Steve Saleen’s death, permanent disability, voluntary termination or termination by the Company for cause, then (A) an Event of Default shall not be deemed to have occurred unless and until the Company shall have failed to retain a full-time replacement reasonably acceptable to the Holder within ninety (90) days following such death, permanent disability, voluntary termination or termination by the Company for cause, and (B) following any such acceptable replacement this clause shall apply to such replacement in lieu of Steve Saleen; or

x. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party (such creditworthiness as reasonably determined by the Holder) shall not be included in calculating the amount of such judgment, writ or final process so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within forty-five (45) calendar days of the issuance of such judgment.

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b) Acceleration Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election (which the Holder shall not make more than the later of thirty (30) calendar days after the date (a) such Event of Default is cured or otherwise resolved and (b) the Holder is aware of such cure or resolution), immediately due and payable in cash. If there is such an acceleration, then upon the payment in full of the amounts due hereunder, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 5. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission or delivery, if such notice or communication is delivered via facsimile at the facsimile number, or delivered by such courier service to the address, specified in this Section 5 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission or delivery, if such notice or communication is delivered via facsimile at the facsimile number, or delivered by such courier to the address, specified in this Section 5 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, or (iii) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the County of Los Angeles (the “Los Angeles Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Los Angeles Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Los Angeles Courts, or such Los Angeles Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing.

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f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

SALEEN AUTOMOTIVE, INC.

By:	/s/ Steve Saleen
Name:	Steve Saleen
Title:	Chief Executive Officer
Facsimile No. for delivery of Notices: (888) 729-4827

SCHEDULE I

Convertible Notes to Convert upon Closing of Qualified Offering